UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2007

B2Digital, Incorporated
(Exact name of registrant as specified in its charter)

Delaware	0-11882	84-0916299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4425 Ventura Canyon Avenue, Suite 105, Sherman Oaks, CA	91423
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 281-2571

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 13, 2007, B2Digital, Incorporated, through its wholly owned subsidiary, Hotel Movie Network, Inc., a Nevada corporation (collectively, the “Company”), entered into an Asset Purchase Agreement (the “Agreement”) with Creative Domain Investments Ltd, an Alberta, Canada Ltd (“Creative Domain”). Pursuant to the Agreement, the Company agreed to purchase from Creative Domain certain assets utilized for Pay per View, wireless Internet and Voice over IP (VoIP) services in the hospitality industry and other applications. These assets include design technology, intellectual properties including all software and source codes involved in all applications other than ad insertion, a database of Creative Domain’s transactions, including all customer records and contracts as of February 2005, and a short term contract to set up and install all software at site designated by the Company. In consideration for the assets purchased under the Agreement, the Company agreed to pay $200,000, in the form of 400,000 restricted shares of common stock of B2Digital, Incorporated valued at $0.50 per share. The shares have piggy back registration rights and will be issued within thirty days. The Company agreed to provide Creative Domain a security interest in the assets to secure its payment and performance under the Agreement. In connection with the Agreement, Creative Domain agreed to provide a consultant for the period of one year for additional support if necessary, with the fee for such service to be agreed upon by the parties at the time of engagement. The Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Other than with respect to the transaction, there is no material relationship between Creative Domain and the Company or any of its affiliates, or any director or officer of the Company, or any associate of any such director or officer.

The closing of the acquisition occurred simultaneously with the execution of the Agreement. The Company issued a press release announcing the acquisition of the assets of Creative Domain on March 13, 2007, a copy of which is attached hereto as Exhibit 99.1.

Item 2.01. Completion of Acquisition or Disposition of Assets

The discussion in Item 1.01 is incorporated by reference.

Item 3.02 Unregistered Sales of Equity Securities

On March 13, 2007, the Company agreed to issue 400,000 shares of common stock pursuant to the Asset Purchase Agreement described in Item 1.01 above within thirty days. The issuance of shares is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D thereunder, as a transaction not involving any public offering. The shares are to be issued to an accredited investor. No general solicitation or advertising was used in connection with the sale of the shares and all shares will be issued with a restrictive legend.

Item 9.01 Financial Statements and Exhibits

(a) Financial statements of businesses acquired. To the extent required, the Company will file financial statements of Creative Domain by amendment.

(d) Exhibits

Exhibit No.	Description

10.1	Asset Purchase Agreement dated March 13, 2007 between Hotel Movie Network, Inc., a Nevada corporation, B2Digital, Incorporated and Creative Domain Investments Ltd, an Alberta, Canada Ltd
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2007

B2Digital, Incorporated

By:	/s/ Robert C Russell
Name:	Robert Russell
Title:	Chief Executive Officer